UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2024

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy – Energy Tower III, Suite 350 Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K previously filed by ENGlobal Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on December 2, 2024 (the “Original Form 8-K”). The Company is filing this Amendment in order to provide supplemental information regarding the cybersecurity incident disclosed by the Company in the Original Form 8-K. Except as expressly set forth herein, this Amendment does not amend the Original Form 8-K. This Amendment supplements, and should be read in conjunction with, the Original Form 8-K.

Item 1.05	Material Cybersecurity Incidents.

As previously reported in the Original Form 8-K, on November 25, 2024, the Company became aware of a cybersecurity incident. The preliminary investigation revealed that a threat actor illegally accessed the Company’s information technology (“IT”) system and encrypted some of its data files. Upon detecting the unauthorized access, the Company immediately took steps to contain, assess and remediate the cybersecurity incident, including beginning an internal investigation, engaging external cybersecurity specialists, and restricting access to its IT system.

The cybersecurity incident limited the Company’s ability to access portions of its business applications that supported aspects of the Company's operations and corporate functions, including financial and operating reporting systems for approximately six weeks.

As of the date hereof, the Company's operations and corporate functions have been fully restored, and the Company believes that the threat actor no longer has access to the Company's IT system.  As part of its remediation efforts, the Company is working with cybersecurity experts to reinforce its IT system, strengthen its surveillance of cybersecurity threats and prevent future unauthorized access to its IT system.

The cybersecurity incident involved the threat actor’s access to a portion of the Company’s IT system that contained sensitive personal information.  The Company intends to provide notifications to affected and potentially affected parties and applicable regulatory agencies as required by federal and state law.

Based on the information available to the Company as of the date hereof, the Company believes that the incident has not had a material impact and is not reasonably likely to have a material impact, on the Company, including the Company’s financial condition and results of operations, except as disclosed herein.

Forward-Looking Statements

This Amendment contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements address the Company’s expectations or beliefs regarding future events, actions or performance, including the containment, assessment and remediation of the cybersecurity incident, the restoration of full access to the Company's operations and corporate functions, the threat actor’s access to the Company’s IT system, and the impact of the cybersecurity incident on the Company, including its financial condition and results of operations. Factors that could affect future developments and performance include the completion of the Company’s investigation, the possibility that containment and remediation may not be successful, the compromise or improper use of sensitive personal information resulting in negative consequences such as fines, penalties, or loss of reputation, the nature and scope of any claims, litigation or regulatory proceedings that may be brought against the Company as a result of the cybersecurity incident, the availability of insurance coverage, other legal, reputational and financial risks resulting from this or other cybersecurity incidents, the potential impact of this cybersecurity incident on the Company’s revenues, operating expenses, and operating results, and other risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that the Company has filed with the SEC.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

January 27, 2025	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

3